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                                                                      EXHIBIT 24


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of NAVIGATION TECHNOLOGIES CORPORATION, a Delaware corporation (the "Company"), does hereby constitute and appoint JUDSON C. GREEN, LAWRENCE D. CHESLER and LAWRENCE M. KAPLAN, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys to execute, file or deliver any and all instruments and to do all acts and things which said attorneys and agents deem advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any requirements or regulations of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Securities Act of shares of common stock of the Company subject to the Company's 1988 Stock Option Plan, 1996 Stock Option Plan, 1998 California Stock Option Plan, 2001 Stock Incentive Plan and certain employee option and employment agreements, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his name as a director or officer or both, of the Company, as indicated below opposite his signature, to the registration statement, and any amendment, post-effective amendment, supplement or papers supplemental thereto, to be filed with respect to said shares of common stock; and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, each of the undersigned has subscribed these presents as of the date set forth opposite such signatory's name.

/s/ Judson C. Green                                     Date:  January 9, 2002
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Judson C. Green, Director, President and Chief
Executive Officer (principal executive officer
and principal financial officer)


/s/ Neil Smith                                          Date:  January 9, 2002
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Neil Smith (principal accounting officer)


/s/ Richard J. A. deLange                               Date:  January 8, 2002
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Richard J.A. de Lange, Director


/s/ T. Russell Shields                                  Date:  January 8, 2002
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T. Russell Shields, Director


/s/ William E. Curran                                   Date:  December 20, 2001
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William E. Curran, Director


/s/ James P. Nolan                                      Date:  January 9, 2002
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James P. Nolan, Director


/s/ Dirk-Jan van Ommeren                                Date:  January 8, 2002
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Dirk-Jan van Ommeren, Director